POWER OF ATTORNEY

The undersigned constitutes each of John Boese, Maureen L. Conley, Edward Farrington, Vanessa Pearl and Daniel Saltus, individually, as my true and lawful attorney, with full power to sign for me and in my name, the registration statement on Form N-1A and any and all amendments thereto of Impax Funds Series Trust I and Impax Funds Series Trust III filed under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, with the Securities and Exchange Commission for the purpose of complying with such registration requirements in my capacity as a trustee. This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned. The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-1A or any amendment thereto, with the Securities and Exchange Commission. This Power of Attorney then constitutes authority to sign additional amendments and registration statements by virtue of its incorporation by reference into any such registration statement.

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IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of the date indicated.

/s/Adrian P. Anderson
Adrian P. Anderson Dated: August 30, 2024

/s/Ingrid Dyott
Ingrid Dyott Dated: August 28, 2024

/s/Anne M. Goggin
Anne M. Goggin Dated: August 28, 2024

/s/D’Anne Hurd
D’Anne Hurd Dated: August 23, 2024

/s/Teresa Kong
Teresa Kong Dated: August 24, 2024

/s/John L. Liechty
John L. Liechty Dated: August 24, 2024

/s/Lyle Logan
Lyle Logan Dated: August 26, 2024

/s/Gregory D. Sheehan
Gregory D. Sheehan Dated: August 24, 2024

/s/Nancy S. Taylor
Nancy S. Taylor Dated: August 23, 2024